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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
October 6, 2003

CANPRO PLACEMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-50232 (Commission File No.)	N/A (IRS Employer ID)

777 Dunsmuir Street, Suite 1600
P.O. Box 10425 Pacific Centre
Vancouver, British Columbia
Canada V7Y 1K4
(Address of principal executive offices and Zip Code)

(604) 687-9931
(Registrant's telephone number, including area code)

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ITEM 1.       CHANGES IN CONTROL OF THE REGISTRANT

On October 3, 2003, Marcel de Groot, the Company's former President, transferred 4,500,000 shares of common stock which he owned to Patrick De Witt in consideration of $45. The foregoing 4,500,000 shares of common stock constituted all but 500,000 shares owned by Mr. de Groot. After the foregoing transaction, there were 5,000,000 shares outstanding and the following persons own more than 5% of the total outstanding shares of the Company.

Patrick De Witt	90%
Marcel de Groot	10%

ITEM 5.       OTHER EVENTS

On October 3, 2003, Marcel de Groot resigned as the Company's President, Principal Executive Officer, Treasurer, Principal Financial Officer and from the Board of Directors. Patrick De Witt assumed all appointed positions to fill Mr. de Groot's vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 6, 2003

CANPRO PLACEMENT SERVICES, INC.

BY:	/s/ Patrick De Witt
Patrick De Witt, President, Principal Executive Officer, Treasurer, Principal Financial Officer and a member of the Board of Directors